UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 31, 2024

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2024, the Board of Directors (the “Board”) of Steel Dynamics, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) that became effective immediately upon approval by the Board. The Amendment (i) amends Section 2.1 of the Bylaws to adopt procedures by which shareholders may properly bring business (other than director nominations) before the annual meeting of the shareholders, (ii) amends Section 2.2 of the Bylaws to allow shareholders holding not less than twenty-five percent (25%) of the shares entitled to vote, provided such shares have been owned continuously by such requesting shareholders for at least one year prior to the date of written request, to request that the Company hold special meeting of the shareholders, along with the procedures for requesting and conducting such special meeting of the shareholders, (iii) amends Section 2.9 of the Bylaws to allow for the prescription of rules, regulations and procedures, and the order of business, at any meeting of shareholders, (iv) amends Section 3.2 of the Bylaws to adopt procedures by which shareholders may properly bring director nominations before a meeting of shareholders, (v) amends Section 3.7 of the Bylaws to allow the Chief Executive Officer, Board Chair or Lead Independent Director or Secretary upon the request of any three members of the board to call a special board meeting, (vi) amends Section 3.8 of the Bylaws to allow for the order of business at board meetings to be set by agenda or the chair of the meeting, (vii) amends Section 4.1 of the Bylaws to add the Chief Executive Officer and remove the Assistant Treasurer as officers of the Company and allow the Board of Directors to elect other officer positions, (viii) amends Section 4.3 of the Bylaws to state that the Compensation Committee shall fix the compensation of executive officers of the Company and, unless the board directs otherwise, management shall fix the compensation of employees that are not executive officers, (ix) amends Section 4.4 of the Bylaws to allow the Chief Executive Officer, in addition to the board, to set the duties of the Company’s officers, (x) amends Article VIII of the Bylaws to clarify that evidences of indebtedness and endorsements for deposit to the credit of the Corporation shall be made in such manner as determined from time to time by the board, (xi) removes prior Section 10.2 requiring reports to shareholders in connection with indemnification or expense advances to a director, and (xii) makes other administerial changes, such as use of defined terms.

The foregoing description of the terms and conditions of the Amendment and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A comparison of the current Bylaws compared to the Company’s prior Amended and Restated Bylaws is attached hereto as Exhibit 3.2(i). A copy of the current Bylaws, reflecting all amendments through the date hereof, is attached hereto as Exhibit 3.2(ii) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d )      Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

3.2(i)	Comparison of Amended and Restated Bylaws of Steel Dynamics, Inc., reflecting all amendments through January 31, 2024, to Amended and Restated Bylaws of Steel Dynamics, Inc. in effect immediately prior to such amendment

3.2(ii)	Amended and Restated Bylaws of Steel Dynamics, Inc., reflecting all amendments through January 31, 2024

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: February 1, 2024	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer